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                                                                Exhibit 10.20(f)

Millennium Chemicals Inc.
2001 Omnibus Incentive Compensation Plan
Performance Unit Award Agreement

International Award Agreement for Officers and Key Employees - Performance Units
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Dear                     :
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Congratulations on your selection as a Participant in the Millennium Chemicals
Inc. 2001 Omnibus Incentive Compensation Plan (the "Plan").

This Award Agreement and the Plan together govern your rights under the Plan and set forth all of the conditions and limitations affecting such rights. Terms used in this Award Agreement shall have the meanings ascribed to them in the Plan. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan's terms shall supersede and replace the conflicting terms of this Award Agreement.

Overview of Your Performance Unit Grant

1.   "Number of Performance Units Granted":
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2.   "Date of Grant":
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3.   "Lapse of Restriction Date(s)": The Performance Units shall vest in accordance with the following:

     (a) One third of your Performance Units (expressed in whole numbers) will vest on the New York Stock Exchange's ("NYSE") first trading day of January, 2005. The second one third will vest on the NYSE's first trading day of January, 2006 and the final one third, plus any partial share remaining, will vest on the NYSE's first trading day of January, 2007, provided you have continued in the employment of the Company and/or its Subsidiaries through such date.

     (b) All restrictions shall lapse and the Performance Units shall become one hundred percent (100%) vested upon your termination of employment due to death, Disability, or Retirement; defined as either (i) age 50 with 15 years of eligible service; or (ii) age 55 with ten years of eligible service; provided that you have continued in the employment of the Company and/or its Subsidiaries through such event.

4. Termination of Employment for Other Reasons. In the event that you terminate employment with the Company and/or its Subsidiaries for any reason other than those reasons set forth in

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     Paragraph 3 or in the event that the Company and/or its Subsidiaries terminates your employment for any reason, all of the unvested Performance Units you hold at the time of your employment termination and any dividend and other distributions paid with respect to the unvested Performance Units, shall be forfeited to the Company; provided, however, that in the event of a termination of your employment, either the Board or the Committee, in their sole discretion, may waive such automatic forfeiture provision as it deems appropriate.

5. Payment of Performance Units: You shall be entitled to receive an equal number of shares of Company stock for Performance Units whose restrictions have lapsed pursuant to Paragraphs 1 and 8 herein. You will receive the number of Shares equal to the number of vested Performance Units and you will be issued stock certificates for the Shares.

6. Dividends: In the event that dividends or other distributions are paid with respect to the Performance Units during the Period of Restriction, such dividends shall be deferred until, and paid upon, the Lapse of Restriction Date(s), hereunder. No dividends or other distributions paid with respect to Performance Units during the Period of Restriction shall bear interest or be maintained in a segregated account. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as are the Performance Units in respect of which they were paid.

7. Right as Stockholder: You shall not have voting or any other rights as a stockholder of the Company with respect to Performance Units. You will obtain full voting and other rights as a stockholder of the Company upon the settlement of Performance Units in Shares of Company stock.

8. Change in Control: In the event of a Change in Control of the Company, any restrictions on outstanding Performance Units as set forth in this Award Agreement (including those received pursuant to Paragraph 6) shall immediately lapse. The value of such Performance Units shall be paid to you in Shares of Company stock within thirty (30) days of the effective date of the Change in Control. Such Shares shall be freely transferable, subject to any applicable security laws. In addition, any deferred dividends or other distributions paid with respect to the Performance Units, will be paid to you.

9. Nontransferability: During the Period of Restriction, Performance Units awarded pursuant to this Award Agreement may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated ("Transfer") other than by will or by the laws of descent and distribution, except as provided in the Plan. If any Transfer, whether voluntary or involuntary, of Performance Units is made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Performance Units, your right to such Performance Units shall be immediately forfeited to the Company, and this Award Agreement shall lapse.

10. Requirements of Law: The granting of Performance Units under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

11. Tax Withholding: Regardless of any action the Company and/or its Subsidiaries takes with respect to any or all tax withholding (including social insurance contribution obligations, if any),

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     you acknowledge that the ultimate liability for all such taxes is and remains your responsibility (or that your beneficiary) and that the Company and/or its Subsidiaries: (a) make no representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of your grant, including the grant, or vesting of the Performance Units, the subsequent sale of Shares and the receipt of any dividends; and
     (b) do not commit to structure the terms of the grant or any aspect of the Performance Units to reduce or eliminate your (or you beneficiary's) liability for such tax.

12. Stock Withholding: With respect to withholding required upon any taxable event arising as a result of Performance Units granted hereunder, the Company and/or its Subsidiaries, unless notified otherwise by you in writing within thirty (30) days prior to the taxable event, will satisfy the tax withholding (including social insurance contribution obligations, if any) requirement by withholding Shares having a Fair Market Value equal to the total minimum statutory tax required to be withheld on the transaction. You agree to pay to the Company and/or its Subsidiaries any amount of tax that the Company and/or its Subsidiaries may be required to withhold as a result of your participation in the Plan that cannot be satisfied by the means previously described.

13. Administration: This Award Agreement and your rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon you, the Participant.

14. Continuation of Employment: This Award Agreement shall not confer upon you any right to continuation of employment by the Company, its Affiliates, and/or its Subsidiaries, nor shall this Award Agreement interfere in any way with the Company's, its Affiliates', and/or its Subsidiaries' right to terminate your employment at any time.

15. Amendment to the Plan: The Plan is discretionary in nature and the Board may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect your rights to vested Performance Units or Shares under this Award Agreement, without your written approval.

16. Successor: All obligations of the Company under the Plan and this Award Agreement, with respect to the Performance Units, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17. Severability: The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18. No Right to Future Grants; No Right of Employment; Extraordinary Item: In accepting the grant, you acknowledge that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Award Agreement; (b) the grant of the Performance Units

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     is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Units, or benefits in lieu of Performance Units, even if Performance Units have been granted repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e) the Performance Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, its Affiliates and/or Subsidiaries, and which is outside the scope of your employment contract, if any; (f) the Performance Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;
     (g) in the event that you are an employee of an Affiliate or Subsidiary of the Company, the grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant will not be interpreted to form an employment contract with the Affiliate or Subsidiary that is your employer; (h) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (i) no claim or entitlement to compensation or damages arises from forfeiture or termination of the Performance Units or diminution in value of the Performance Units or the Shares and you irrevocably release the Company, its Affiliates and/or its Subsidiaries from any such claim that may arise; and (j) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of your employment, your right to receive Performance Units and vest in Performance Units under the Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment, your right to vest in the Performance Units after termination of employment, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law.

19. Employee Data Privacy: You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, the Company, its Affiliates and its Subsidiaries ("the Company Group") for the exclusive purpose of implementing, administering and managing your participation in the Plan.

     You understand that the Company Group holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares of stock or directorships held in the Company, details of all Performance Units or any other entitlement to Shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipient's country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a

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     broker or other third party with whom you may elect to deposit any Shares acquired. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

20. Applicable Laws and Consent to Jurisdiction: The validity, construction, interpretation, and enforceability of this Award Agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Award Agreement, the parties hereby consent to exclusive jurisdiction and agree that such litigation shall be conducted in the federal or state courts of the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and effective as of this ___ day of March 2004.

                                             MILLENNUM CHEMICALS INC.


                                             By:
                                                 -------------------------------

                                             Title:
                                                    ----------------------------

                                             -----------------------------------
                                             Employee

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